Exhibit 99.1

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2026 SECOND QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill., - August 4, 2026 – Fuel Tech, Inc. (NASDAQ: FTEK), a technology company using advanced engineering processes to provide emissions control systems and water treatment technologies in utility and industrial applications, today reported financial results for the second quarter ended June 30, 2026 (“Q2 2026”).

“Revenues for Q2 2026 rose 17% and reflected strong performance from our FUEL CHEM® and Air Pollution Control (“APC”) business segments,” said Vincent J. Arnone, President and CEO. “We are pleased with our performance at the midpoint of the year and remain optimistic about the outlook for each of our business segments for full year 2026. We are preparing for what has historically been a strong third quarter for FUEL CHEM and continue to expect that segment revenues will approximate last year’s results. For APC, including our recently announced contract awards of $3 million, our effective backlog is approximately $17 million, which is more than double the backlog at the end of 2025. In addition, we have commenced engineering work on our recently announced large contract at a publicly-owned Midwest utility. Our business development activities across FUEL CHEM, APC and our DGI® Dissolved Gas Infusion water treatment division are encouraging. As of June 30, 2026, our balance sheet included cash, cash equivalents, and investments of approximately $30 million and no long-term debt.”

Mr. Arnone concluded, “As announced today, Ramesh Nuggihalli will be succeeding me as President and CEO of Fuel Tech effective August 10, 2026.  In getting to know Ramesh during this process, I am confident that his background, temperament, and accomplishments make him exceptionally well positioned to lead Fuel Tech into its next chapter of growth and development. Serving Fuel Tech has been one of the greatest honors of my career, and I am proud of what we have achieved. I look forward to supporting Ramesh and the entire Fuel Tech organization as a member of the Board of Directors.”

Business Segment Performance

All comparisons are to the second quarter ended June 30, 2025 unless otherwise stated.

Revenues generated by the APC segment rose by 11% to $2.8 million in Q2 2026, primarily attributable to the timing of project execution on existing contracts and increased consolidated segment backlog resulting from new project awards. Segment gross margin declined to 36% compared to 44%, due to product and project mix.

Consolidated APC segment backlog at June 30, 2026 was $14.3 million compared to $7.0 million at December 31, 2025. Backlog at June 30, 2026 included the recently awarded APC contracts valued at $10 million associated primarily with a utility grid enhancement project in the Midwest.

FUEL CHEM segment revenue rose 21% to $3.7 million from $3.1 million, primarily due to increased operational dispatch at legacy accounts. Segment gross margin declined to 45% from 47%, the result of demonstration costs, increased freight costs and additional internal labor costs for unit maintenance.

Second Quarter 2026 (“Q2 2026”) Consolidated Results Overview

All comparisons are to the second quarter ended June 30, 2025 unless otherwise stated.

Consolidated revenues for Q2 2026 rose 17% to $6.5 million from $5.6 million, driven by increases in both APC and FUEL CHEM segment revenues.

Consolidated gross margin for Q2 2026 declined to 41% of revenues from 46% of revenues, driven by declines in both APC and FUEL CHEM segment gross margins.

SG&A expenses for Q2 2026 were $3.6 million, or 55.4% of revenues, compared to $3.3 million, or 60.2% of revenues, reflecting higher revenues compared to the prior year period.

Interest income for Q2 2026 was $266,000 compared to $537,000. Income generated is primarily related to interest received on the held-to-maturity debt securities and money market funds. The decrease is related primarily to a one-time, $257,000 collection of the Employee Retention Credit (“ERC”) benefit under the CARES Act in last year’s second quarter.

Net loss in Q2 2026 was $(1.2) million, or $(0.04) per share, compared to net loss of $(0.7) million, or $(0.02) per share.

Adjusted EBITDA loss was $(1.2) million in Q2 2026 compared to an Adjusted EBITDA loss of $(0.9) million.

Financial Condition

As of June 30, 2026, cash and cash equivalents were $7.6 million, short-term investments were $12.0 million, and long-term investments totaled $10.0 million. Stockholders’ equity as of June 30, 2026 was $37.4 million, or $1.20 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Wednesday, August 5, 2026 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●	(877) 423-9820 (Domestic) or
●	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been installed on over 2,100 utility, industrial and municipal units worldwide. The Company’s chemical technologies improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. This includes Fuel Tech’s advanced TIFI® Targeted In-Furnace Injection™ technology which offers an innovative solution to fireside treatment on boilers using coal, oil or biomass. Water treatment technologies include DGI® Dissolved Gas Infusion Systems which utilize a patented saturator and a patent-pending channel injector to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

CONTACT:	Vince Arnone President and CEO (630) 845-4500	Devin Sullivan Managing Director The Equity Group Inc. devin.sullivan@theequitygroup.com Conor Rodriguez Associate The Equity Group Inc. conor.rodriguez@theequitygroup.com

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$7,620	$11,939
Short-term investments	11,991	12,942
Accounts receivable, less current expected credit loss of $107 and $108, respectively	3,904	5,355
Inventories, net	358	373
Prepaid expenses and other current assets	1,153	1,335
Total current assets	25,026	31,944
Property and equipment, net of accumulated depreciation of $17,608 and $19,433, respectively	4,782	4,739
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $604 and $561, respectively	604	646
Right-of-use operating lease assets, net	490	536
Long-term investments	9,974	6,991
Other assets	202	207
Total assets	$43,194	$47,179
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	2,817	$3,242
Accrued liabilities:
Operating lease liabilities - current	94	89
Employee compensation	718	1,308
Other accrued liabilities	1,279	1,634
Total current liabilities	4,908	6,273
Operating lease liabilities - non-current	439	491
Deferred income taxes, net	187	187
Other liabilities	293	296
Total liabilities	5,827	7,247
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 32,457,627 and 32,281,179 shares issued, and 31,216,789 and 31,074,438 shares outstanding, respectively	324	322
Additional paid-in capital	165,712	165,616
Accumulated deficit	(124,381)	(121,796)
Accumulated other comprehensive loss	(1,751)	(1,718)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(2,613)	(2,568)
Total stockholders’ equity	37,367	39,932
Total liabilities and stockholders’ equity	$43,194	$47,179

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per-share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues	$6,485	$5,558	$12,565	$11,940
Costs and expenses:
Cost of sales	3,810	3,029	7,241	6,452
Selling, general and administrative	3,594	3,347	7,310	6,688
Research and development	646	490	1,175	1,060
	8,050	6,866	15,726	14,200
Operating loss	(1,565)	(1,308)	(3,161)	(2,260)
Interest income	266	537	506	816
Other income, net	79	86	79	20
Loss before income taxes	(1,220)	(685)	(2,576)	(1,424)
Income tax expense	(10)	(4)	(9)	(4)
Net loss	$(1,230)	$(689)	$(2,585)	$(1,428)
Net loss per common share:
Basic net loss per common share	$(0.04)	$(0.02)	$(0.08)	$(0.05)
Diluted net loss per common share	$(0.04)	$(0.02)	$(0.08)	$(0.05)
Weighted-average number of common shares outstanding:
Basic	31,181,000	30,868,000	31,137,000	30,796,000
Diluted	31,181,000	30,868,000	31,137,000	30,796,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net loss	$(1,230)	$(689)	$(2,585)	$(1,428)
Other comprehensive income (loss):
Foreign currency translation adjustments	10	11	(33)	146
Comprehensive loss	$(1,220)	$(678)	$(2,618)	$(1,282)

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended
	June 30,
	2026	2025
Operating Activities
Net loss	$(2,585)	$(1,428)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	353	327
Amortization	44	18
Interest income on held-to-maturity securities, net of premium amortization and discount accretion	67	(90)
Provision for credit losses, net of recoveries	(1)	—
Stock-based compensation, net of forfeitures	98	212
Changes in operating assets and liabilities:
Accounts receivable	1,434	1,987
Employee retention credit receivable	—	1,232
Inventory	15	(218)
Prepaid expenses, other current assets and other non-current assets	182	77
Accounts payable	(417)	(833)
Accrued liabilities and other non-current liabilities	(931)	203
Net cash (used in) provided by operating activities	(1,741)	1,487
Investing Activities
Purchases of equipment and patents	(399)	(101)
Purchases of debt securities	(9,103)	(4,949)
Maturities of debt securities	7,000	5,750
Net cash (used in) provided by investing activities	(2,502)	700
Financing Activities
Taxes paid on behalf of equity award participants	(45)	(222)
Net cash used in financing activities	(45)	(222)
Effect of exchange rate fluctuations on cash	(31)	114
Net (decrease) increase in cash and cash equivalents	(4,319)	2,079
Cash and cash equivalents at beginning of period	11,939	8,510
Cash and cash equivalents at end of period	$7,620	$10,589

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

Segment Data- Reporting Segments

(Unaudited)

(in thousands)

Information about reporting segment net sales and gross margin from operations is provided below:

	Air Pollution	FUEL
Three months ended June 30, 2026	Control Segment	CHEM Segment	Other	Total
Revenues from external customers	$2,785	$3,700	$—	$6,485
Cost of sales	(1,775)	(2,035)	—	(3,810)
Gross margin	1,010	1,66	—	2,675
Selling, general and administrative	—	—	(3,594)	(3,594)
Research and development	—	—	(646)	(646)
Income (loss) from operations	$1,010	$1,66	$(4,240)	$(1,565)

	Air Pollution	FUEL
Three months ended June 30, 2025	Control Segment	CHEM Segment	Other	Total
Revenues from external customers	$2,505	$3,053	$—	$5,558
Cost of sales	(1,406)	(1,623)	—	(3,029)
Gross margin	1,099	1,430	—	2,529
Selling, general and administrative	—	—	(3,347)	(3,347)
Research and development	—	—	(490)	(490)
Income (loss) from operations	$1,099	$1,430	$(3,837)	$(1,308)

	Air Pollution	FUEL
Six months ended June 30, 2026	Control Segment	CHEM Segment	Other	Total
Revenues from external customers	$4,389	$8,176	$—	$12,565
Cost of sales	(2,764)	(4,482)	—	(7,246)
Gross margin	1,625	3,694	—	5,319
Selling, general and administrative	—	—	(7,310)	(7,310)
Research and development	—	—	(1,170)	(1,170)
Income (loss) from operations	$1,625	$3,694	$(8,480)	$(3,161)

	Air Pollution	FUEL
Six months ended June 30, 2025	Control Segment	CHEM Segment	Other	Total
Revenues from external customers	$3,808	$8,132	$—	$11,940
Cost of sales	(2,284)	(4,168)	—	(6,452)
Gross margin	1,524	3,964	—	5,488
Selling, general and administrative	—	—	(6,688)	(6,688)
Research and development	$—	—	(1,060)	(1,060)
Income (loss) from operations	$1,524	$3,964	$(7,748)	$(2,260)

FUEL TECH, INC.

Geographic Segment Financial Data

(Unaudited)

(in thousands)

Information concerning our operations by geographic area is provided below. Revenues are attributed to countries based on the location of the end-user. Assets are those directly associated with operations of the geographic area.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues:
United States	$5,901	$4,442	$11,148	$9,801
Foreign	584	1,116	1,417	2,139
	$6,485	$5,558	$12,565	$11,940

	June 30,	December 31,
	2026	2025
Assets:
United States	$40,636	$44,345
Foreign	2,558	2,834
	$43,194	$47,179

FUEL TECH, INC.

RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Net Loss	$(1,230)	$(689)	$(2,585)	$(1,428)
Interest income	(266)	(537)	(506)	(816)
Income tax expense	10	4	9	4
Depreciation expense	178	163	353	327
Amortization expense	18	9	44	18
EBITDA	(1,290)	(1,050)	(2,685)	(1,895)
Stock compensation expense	42	102	98	212
Adjusted EBITDA	$(1,248)	$(948)	$(2,587)	$(1,683)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, and stock compensation expense. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.